================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           Aspect Development, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                           ASPECT DEVELOPMENT, INC.
                              1300 Charleston Road
                            MOUNTAIN VIEW, CA  94043



TO THE STOCKHOLDERS:

     You are cordially invited to attend the Annual Meeting of Stockholders of Aspect Development, Inc. on Tuesday, June 16, 1998 at 10:00 a.m., Pacific Daylight Time, at Michael's of Shoreline located at 2960 N. Shoreline Blvd., Mountain View, California 94043.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 1997 Aspect Development, Inc. Annual Report, which includes audited financial information and certain other information.

     It is important that you use this opportunity to take part in the affairs of Aspect Development, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

                                         Sincerely,


                                         /s/ Romesh Wadhwani

                                         Romesh Wadhwani
                                         Chairman and Chief Executive Officer

Enclosures

                            ASPECT DEVELOPMENT, INC.

                                  -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 16, 1998

                                  -----------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aspect Development, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, June 16, 1998 at 10:00 a.m., local time, at Michael's of Shoreline located at 2960 N. Shoreline Blvd., Mountain View, California 94043, for the following purposes:

        1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

        2. To approve an amendment to the Company's 1992 Employee Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,100,000 shares.

        3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 80,000,000 shares, to a total of 100,000,000 shares.

        4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 24, 1998 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                         By Order of the Board of Directors

                                         /s/ Romesh Wadhwani

                                         Romesh Wadhwani
                                         Chairman and Chief Executive Officer

Mountain View, California
May 11, 1998

-------------------------------------------------------------------------------
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
            COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE
                              ENVELOPE PROVIDED.
-------------------------------------------------------------------------------

                            ASPECT DEVELOPMENT, INC.

                                --------------

                                PROXY STATEMENT
                                      FOR
                      1998 ANNUAL MEETING OF STOCKHOLDERS

                                --------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING


GENERAL

     The enclosed Proxy is solicited on behalf of Aspect Development, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Tuesday, June 16, 1998 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Michael's of Shoreline located at 2960 N. Shoreline Blvd., Mountain View, California 94043. The Company's principal executive offices are located at 1300 Charleston Road, Mountain View, California 94043. Its telephone number at that address is (650) 428-2700.

     These proxy solicitation materials were mailed on or about May 11, 1998, together with the Company's Annual Report to all stockholders entitled to vote at the meeting.

RECORD DATE

     Stockholders of record at the close of business on April 24, 1998 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, a total of 14,900,046 shares of the Company's common stock, $0.001 par value ("Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more that 5% of the Company's Common Stock, see "Principal Stockholders and Share Ownership by Management." The closing sale price of the Company's Common Stock on the Nasdaq National Market on the Record Date was $61.313 per share.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual meeting to permit further solicitation of proxies. Any such adjournments will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter as well as any broker non-votes with respect to such matter, are treated as being present at the meeting for purposes of establishing a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1998 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

     A board of five directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The names of the nominees and certain information about them are as follows:

NAME                                 AGE                  PRINCIPAL OCCUPATION
-----------------------------------  ---  ----------------------------------------------------

Romesh Wadhwani                       50  Chairman of the Board and Chief Executive
                                          Officer of the  Company

Joseph A. Prang                       43  President and Chief Operating Officer of the Company

Steven Goldby                         57  Chairman of the Board and Chief Executive Officer
                                          of MDL Information Systems, Inc.

Dennis G. Sisco                       51  Partner of Behrman Capital

Mark A. Stevens                       38  General Partner of Sequoia Capital

     Dr. Wadhwani founded the Company in 1990 and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since January 1991. From January 1982 to March 1989, Dr. Wadhwani served as the Chief Executive Officer of Cimflex Teknowledge Corp., ("Cimflex"), a provider of factory automation products and systems. Dr. Wadhwani continued to serve as Chairman of the Board of Cimflex until July 1990. From

1973 to 1981, Dr. Wadhwani was Chief Executive Officer of Compuguard Corporation, a provider of building automation systems. Dr. Wadhwani received his Ph.D. and M.S. in Electrical Engineering from Carnegie-Mellon University.

     Mr. Prang joined the Company as President and Chief Operating Officer in May 1994. Mr. Prang has also served as a Director of the Company since October 1995. Prior to joining the Company, from January 1986 to May 1994, he served in numerous capacities at Cadence Design Systems, Inc., an electronic design automation software developer, including Vice President of Marketing, Vice President and General Manger of System Design Division and President of Systems Division. From June 1979 to January 1986, Mr. Prang served as Vice President of GenRad, a company specializing in simulation and test systems. Mr. Prang holds a B.S. in engineering technology and an M.S.M. from Purdue University.

     Mr. Goldby was appointed to the Company's Board of Directors in March 1993. Mr. Goldby is the Chairman of the Board of Directors and Chief Executive Officer of MDL Information Systems, Inc., an enterprise software company, where he has been employed since January 1982.

     Mr. Sisco was appointed to the Company's Board of Directors in September 1994. Mr. Sisco has been a Partner in Behrman Capital, a private equity investment firm, since January 1998. Mr. Sisco was an Executive Vice President at Cognizant Corporation, an information services company, from February 1995 until February 1997. Prior to that time, beginning in July 1993, Mr. Sisco was a Senior Vice President at the Dun & Bradstreet Corporation. From December 1988 to February 1997, Mr. Sisco also served as President of Cognizant Enterprises, a venture capital firm. Mr. Sisco also serves as a director of TSI Software International, Inc., a software products firm, Oasis Healthcare Systems, a software firm specializing in clinical information systems, and Gartner Group, Inc., a market research firm.

     Mr. Stevens was appointed to the Company's Board of Directors in March 1993. Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment fund, since March 1993. Prior to that time, beginning in July 1989, Mr. Stevens was an associate at Sequoia Capital. Mr. Stevens is a director of several privately held companies. Mr. Stevens holds a B.S. in electrical engineering, a B.A. in economics and an M.S. in computer engineering from the University of Southern California and an M.B.A. from the Harvard Business School.

     There is no family relationship between any of the directors and executive officers of the Company.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The five nominees receiving the highest number of affirmative votes at the Annual shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no effect on the outcome of the vote.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. It currently has no nominating committee or committee performing a similar function.

     The Audit Committee, which currently consists of Messrs. Stevens and Goldby, reviews the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held one meeting during fiscal 1997.

     The Compensation Committee, which currently consists of Messrs. Stevens and Goldby, provides recommendations concerning salaries and incentive compensation for employees of and consultants to the Company. During fiscal 1997, the Compensation Committee did not hold any formal meetings but took action by written consent 15 times.

     The Board of Directors held a total of three meetings and took action by written consent two times during 1997. Other than Joseph Prang, who attended two of the three meetings of the Board of Directors, no incumbent director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash for services provided as a director. From time to time, directors who are not employees of the Company have received grants of options to purchase the Company's Common Stock. Under the 1996 Outside Directors Stock Option Plan (the "Directors Plan"), as described below, directors who are not employees of the Company will receive yearly grants of options to purchase Common Stock. The Company does not pay additional amounts for committee participation or special assignments of the Board of Directors.

     The Directors Plan provides for the automatic grant of nonstatutory stock options to directors of the Company who are not employees of the Company or any parent or subsidiary corporation of the Company ("Outside Directors"). Under the Directors Plan, each Outside Director who had not previously been granted an option under any stock option plan of the Company was granted automatically on the effective date of the Company's initial public offering (the "IPO") an option to purchase 5,000 shares of Common Stock. Each new Outside Director elected after the IPO will be granted on the date of election an option to purchase 15,000 shares of Common Stock. Such options become vested in three annual installments on the anniversaries of the date of grant. In addition, each Outside Director previously granted an option under the Directors Plan is granted automatically on the date of each subsequent annual meeting of stockholders an option to purchase 5,000 shares of Common Stock. Each such option becomes vested in full on the third anniversary of the date of grant.
The exercise price of each option granted under the Directors Plan is equal the fair market value of the Common Stock on the date of grant. The term of each option is ten years. Options granted under the Directors Plan are nontransferable.



                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT OF
                              AMENDED AND RESTATED
                             1992 STOCK OPTION PLAN

     As of January 31, 1998, only 128,846 shares remained available for future option grants under the Company's Amended and Restated 1992 Stock Option Plan (the "Option Plan"), which amount the Board of Directors believes to be insufficient to satisfy the Company's anticipated equity incentive objectives. Accordingly, in February 1998, the Board of Directors approved, subject to stockholder approval, the reservation of an additional 1,100,000 shares for issuance under the Option Plan.

     The Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation paid to a corporation's chief executive officer and four other most highly compensated officers which may be deductible as an expense for federal income tax purposes. To enable the Company to continue to deduct in full all amounts of ordinary income recognized by its executive officers in connection with options granted under the Option Plan, the Board of Directors has amended the Option Plan, subject to stockholder approval, to limit to 500,000 the maximum number of shares for which options may be granted to any employee in any fiscal year (the "Grant Limit"). However, the Company's stock option grants typically do not approach this limit.

  The stockholders are now being asked to approve the increase from 3,930,000 to 5,030,000 in the maximum aggregate number of shares that may be issued under the Option Plan and the establishment of the Grant Limit. The Board of Directors believes that approval of these amendments is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting, motivating and retaining qualified officers, employees and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

DESCRIPTION OF THE OPTION PLAN

  The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

  General. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Code and nonstatutory stock options. As of January 31, 1998, options to purchase 1,729,399 shares of Common Stock granted pursuant to the Option Plan had been exercised, options to purchase an aggregate of 2,071,755 shares were outstanding, and 128,846 shares of Common Stock remained available for future grants under the Option Plan, provided that the stockholders approve the increase in the number of shares authorized under the Option Plan approved by the Board of Directors in February 1998. In addition to the Option Plan, the Company maintains the Aspect Development, Inc. 1997 Nonstatutory Stock Option Plan (the "Nonstatutory Plan") pursuant to which an aggregate of 1,200,000 shares of the Company's Common Stock may be issued. The Nonstatutory Plan provides for the grant of nonstatutory stock options to employees and consultants of the Company (excluding officers and directors of the Company). As of January 31, 1998, options to purchase 1,494 shares of Common Stock granted pursuant to the Nonstatutory Plan had been exercised, options to purchase an aggregate of 835,800 shares were outstanding, and 362,706 shares of Common Stock remained available for future grants under the Nonstatutory Plan.

  Shares Subject to Plan. The Board has amended the Option Plan, subject to stockholder approval, to increase by 1,100,000 the maximum number of authorized but unissued or reacquired shares of the Company's Common Stock issuable thereunder to an aggregate of 5,030,000. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Option Plan, to the Grant Limit and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full or if shares issued upon exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). With respect to the participation of individuals whose transactions in the Company's equity securities are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the terms of exercisability of each option and the vesting of the shares acquired, including the effect thereon of an optionee's termination of service, the exercise price and type of consideration to be paid to the Company upon exercise of an option, the duration of each option, and all other terms and conditions of the options. Subject to certain limitations, the Option Plan provides for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Option Plan. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. All employees (including directors who are employees) and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. In addition, options may be granted to prospective employees and consultants in connection with written offers of employment or engagement. However, any such options may not become exercisable prior to such individual's commencement of service. Nonemployee directors are not eligible to receive grants under the Option Plan. As of March 31, 1998, the Company had approximately 560 employees, including eight executive officers, two directors who were also employees and approximately five consultants. Any person eligible under the Option

Plan may be granted a nonstatutory option. However, only employees may be granted incentive stock options. Subject to stockholder approval, no employee may be granted, in any fiscal year, options under the Option Plan for more shares than the Grant Limit.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share must equal at least the fair market value of a share of the Company's Common Stock on the date of grant of an incentive stock option and at least 85% of the fair market value of a share of the Common Stock on the date of grant of a nonstatutory stock option. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. On April 24, 1998, the closing price of a share of the Company's Common Stock was $61.313, as reported on the Nasdaq National Market.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board or by any combination of these. The Board may restrict the forms of payment permitted in connection with any option grant.

     Options granted under the Option Plan will become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the Company's right to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of incentive stock options granted under the Option Plan is ten years, except that an incentive stock option granted to a Ten Percent Stockholder may not have a term longer than five years. Consistent with the Code, the Option Plan does not limit the term of nonstatutory stock options granted under the Option Plan.

     Stock options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control. The Option Plan provides that in the event of (i) a sale or exchange by the stockholders of more than 50% of the Company's voting stock, (ii) a merger or consolidation to which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company, wherein the stockholders of the Company immediately before any such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), the Board may arrange with the surviving, continuing, purchasing or successor corporation or parent corporation thereof (the "Acquiring Corporation") to assume or substitute substantially equivalent new options for the options outstanding under the Option Plan. To the extent that the options outstanding under the Option Plan are not assumed, replaced, or exercised prior to such event, they will terminate.

     Termination or Amendment. The Option Plan currently provides that, unless sooner terminated, no incentive stock options may be granted under the Option Plan after May 1, 2006. However, if the stockholders approve the proposed increase in the number of shares issuable under the Option Plan, such term shall be extended until February 10, 2008. The Board may terminate or amend the Option Plan at any time, but, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock reserved for issuance thereunder, change the class of persons eligible to receive incentive stock options, or expand the class of persons eligible to receive nonstatutory stock options. No amendment or termination of the Plan may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or is necessary to comply with any applicable law or regulation.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a mid-term or long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be mid-term or long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

NEW PLAN BENEFITS AND ADDITIONAL INFORMATION

     The future grant of options under the Option Plan will be made at the discretion of the Board, and, accordingly, are not yet determinable. In addition, benefits under the Option Plan will depend on a number of factors, including the fair market value of the Company's Common Stock on future dates and the exercise decisions made by the optionees. Consequently, it is not possible to determine the benefits that might be received by optionees receiving discretionary grants under the Option Plan. The numbers of shares of Common Stock subject to options granted under the Option Plan to certain persons during the year ended December 31, 1997 are as follows: Messrs. Wadhwani, Prang, Althoff, Dury and Horne were granted options to purchase 125,000 shares, 35,000 shares, 35,063 shares, 10,000 shares and 5,000 shares, respectively; all current executive officers as a group were granted options to purchase an aggregate of 408,688 shares; and all current employees, including officers who are not executive officers, as a group were granted options to purchase an aggregate of 357,950 shares. During such fiscal year, no options were granted under the Option Plan to (i) any current directors who are not executive officers, or (ii) any associates of any current directors who are not executive officers or of any executive officers, and no person other than those individuals set forth above was granted five percent or more of the total amount of options granted under the Option Plan during that period.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS.

     The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the outcome of this vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF AN INCREASE BY 1,100,000 IN THE MAXIMUM AGGREGATE NUMBER OF SHARES ISSUABLE UNDER THE OPTION PLAN AND THE ESTABLISHMENT OF THE GRANT LIMIT.

                                 PROPOSAL NO. 3

                APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                          COMMON STOCK OF THE COMPANY

     On February 10, 1998, the Board authorized an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 100,000,000. The Company's Restated Certificate of Incorporation currently authorizes the issuance by the Company of up to 20,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, $0.001 par value per share (the "Preferred Shares"). As of January 31, 1998 there were approximately 14,466,665 shares of Common Stock issued and outstanding, approximately 5,955,200 shares of Common Stock reserved for issuance under various stock plans of the Company and its subsidiaries and approximately 891,336 shares of Common Stock remaining available for future issuance. No Preferred Shares are issued or outstanding. There are no preemptive rights with respect to the Company's Common Stock.

     The Board believes that the proposed increase is desirable so that, as the need may arise, the Company will have more flexibility to issue shares of Common Stock in connection with future opportunities for expanding the business through investments or acquisitions, possible future stock dividends or stock splits, and for other general corporate purposes. Recently, the market price of the Company's Common Stock has been at historically high levels. Should the market price maintain such levels, the Company will consider a stock split in the form of a stock dividend, subject to the Restated Certificate of Incorporation being amended to create a sufficient amount of authorized shares. Other than the foregoing, the Company has no specified use planned for the additional shares being proposed for authorization under this amendment.

     Authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board may determine to be appropriate without further authority from the Company's stockholders, except as otherwise required by applicable law or Nasdaq Stock Market policies. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership; depending upon the price at which they are issued, they could be either dilutive or nondilutive to the existing stockholders.

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The proposal to increase the authorized Common Stock of the Company is not in response to any offer, solicitation on proposal to merge, combine or otherwise acquire control by a third party.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The affirmative vote of a majority of all outstanding shares of Common Stock of the Company is required for approval of this proposal. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK FROM 20,000,000 SHARES TO 100,000,000 SHARES.

                                 PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP (or its predecessor firm) has audited the Company's financial statements since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF E&Y AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31. 1998.

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT


     The following table sets forth the beneficial ownership of Common Stock of the company as of February 28, 1998 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of its Common Stock; (ii) each of the officers named in the Summary Compensation Table, (iii) each of the Company's directors; and (iv) all directors and executive officers as a group.

                                                                              Number of Shares
                             Beneficial Owner                                        (1)                Percent
--------------------------------------------------------------------------   -----------------   -------------------
Romesh Wadhwani (2)                                                                   3,280,000                 22.4%
1300 Charleston Road
Mountain View, CA 94043

Putnam Investments, Inc. (3)                                                            970,467                  6.6%
One Post Office Square
Boston, MA 2109

AMVESCAP PLC (4)                                                                        747,900                  5.1%
11 Devonshire Square
London EC2M 4YR
England

Joseph Prang (5)                                                                        449,704                  3.1%

James Althoff (6)                                                                       201,191                  1.4%

David Dury (7)                                                                          110,463                   *

David James Horne (8)                                                                    55,339                   *

Dennis Sisco (9)                                                                         15,280                   *

Mark A. Stevens (10)                                                                      1,250                   *

Steven Goldby (11)                                                                        1,250                   *

All directors and executive officers as a group (13 persons) (12)                     4,452,336                 30.4%

-------------------------------------------------------------------------------
*    Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable, or become exercisable within 60 days following February 28, 1998, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. Where noted, the options held by certain individuals named in the table are immediately exercisable, subject to a right of repurchase in favor of the Company for all exercised unvested shares at the original purchase price upon termination of employment. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws.

(2) Includes 250,000 shares subject to immediately exercisable options, 181,251 of which would not be vested within 60 days of February 28, 1998.

(3) Based solely on an amendment to Schedule 13G filed with the SEC on January 21, 1998. Includes 889,967 held by Putnam Investment Management, Inc. (of which 716,467 are specifically held by Putnam OTC & Emerging Growth Fund) and 80,500 shares held by The Putnam Advisory Company, Inc.

(4) Based solely on an amendment to Schedule 13G filed with the SEC on February 11, 1998, which states that each of AMVESCAP PLC, AVZ, Inc., A I M Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc. and INVESCO Realty Advisers, Inc. may be deemed to beneficially own 747,900 shares of Common Stock of the Company and that each entity may be deemed to have shared voting and dispositive power over such shares.

(5) Includes 79,312 shares subject to immediately exercisable options, 76,464 of which would not be vested within 60 days of February 28, 1998.
(6) Includes 140,063 shares subject to immediately exercisable options, 51,721 of which would not be vested within 60 days of February 28, 1998.
(7) Includes 106,000 shares subject to immediately exercisable options, 63,752 of which would not be vested within 60 days of February 28, 1998.
(8) Includes 55,000 shares subject to immediately exercisable options, 37,606 of which would not be vested within 60 days of February 28, 1998.
(9) Includes 2,395 shares subject to options which are exercisable within 60 days of February 28, 1998.
(10) Represents 1,250 shares subject to options which are exercisable within 60 days of February 28, 1998.
(11) Represents 1,250 shares subject to options which are exercisable within 60 days of February 28, 1998.
(12) Includes 1,007,508 shares subject to options that are immediately exercisable or will be exercisable within 60 days of February 28, 1998. Of the shares subject to immediately exercisable options, 653,683 of these shares would not be vested within 60 days of February 28, 1998.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding Common Stock, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC") and Nasdaq. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

     Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during fiscal 1997 all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1997, Messrs. Stevens and Goldby served as members of the Compensation Committee. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the fiscal years ended December 31, 1997, 1996 and 1995 concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of December 31, 1997 whose total salary and bonus for the year ended December 31, 1997 exceeded $100,000, for services in all capacities to the Company and its subsidiaries:

                           SUMMARY COMPENSATION TABLE


                                                                          Long Term
                                                                     Compensation Awards
                                                                     -------------------
                                               Annual Compensation       Securities
                                               -------------------       Underlying        All Other
      Name and Principal Position         Year   Salary     Bonus          Options        Compensation
----------------------------------------  ----  --------  ---------  -------------------  ------------
Romesh Wadhwani                           1997  $200,000   $100,000              125,000     $4,337 (1)
  Chairman of the Board                   1996  $200,000   $ 90,000              125,000     $9,640 (1)
  and Chief Executive Officer             1995  $200,000   $ 90,000                  ---        ---

Joseph Prang                              1997  $185,000   $ 85,000               35,000        ---
  President, Chief Operating              1996  $185,000   $ 76,500               50,000        ---
  Officer and Director                    1995  $185,000   $ 76,500                  ---        ---

James Althoff                             1997  $159,597   $ 48,373               35,063        ---
  Executive Vice President                1996  $145,000   $ 45,000               25,000        ---
  and Chief Technical Officer             1995  $145,000   $ 45,000                  ---        ---

David Dury (2)                            1997  $169,209   $ 37,500               10,000        ---
  Vice President and                      1996  $114,968   $ 10,000              100,000        ---
  Chief Financial Officer                 1995       ---        ---                  ---        ---

David James Horne (3)                     1997  $138,692   $ 30,079                5,000        ---
  Vice President                          1996  $ 35,308        ---               55,000        ---
  Marketing                               1995       ---        ---                  ---        ---

-------------------------------------------------------------------------------
(1) Represents amounts paid by the Company for executive life insurance for which Dr. Wadhwani's estate is the beneficiary.

(2) Mr. Dury joined the Company in April 1996 as Vice President and Chief Financial Officer.

(3)  Mr. Horne joined the Company in September 1996 as Vice President of
     Marketing.

OPTIONS GRANTS IN FISCAL 1997

     The following table provides the specified information concerning grants of options to purchase the Common Stock made during the fiscal year ended December 31, 1997 to the persons named in the Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value
                                                                                                  at Assumed Annual
                                                  % of Total                                     Rates of Stock Price
                                Number of          Options                                 Appreciation for Option Term (1)
                                Options           Granted to                  Expiration   --------------------------------
Name                           Granted (2)         Employees       Price (3)     Date            5% ($)           10% ($)
-------------------------  ----------------   ------------------   ---------  ----------  ---------------  -----------------
Romesh Wadhwani                     125,000                 5.96%    $21.75       6/4/07        1,709,807         4,332,987
Joseph Prang                         35,000                 1.67%    $21.75       6/4/07          478,746         1,213,236
James Althoff                        35,063                 1.67%    $21.75       6/4/07          479,608         1,215,420
David Dury                           10,000                 0.48%    $21.75       6/4/07          136,785           346,639
David James Horne                     5,000                 0.24%    $21.75       6/4/07           68,392           173,319
________________

(1) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the SEC's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(2) All options granted in fiscal 1997 under the Company's 1992 Stock Option Plan (the "1992 Option Plan") are immediately exercisable subject to the Company's right to repurchase unvested shares at the original exercise price upon termination of the optionee. Options and underlying shares generally vest over a four year period at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment with the Company. Under the 1992 Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.

(3) All options listed were granted at market value on the date of grant, based on the closing sales price on the date of grant.


OPTION EXERCISES AND YEAR-END HOLDINGS

     The following table provides the specified information concerning exercises of options to purchase the Common Stock in the fiscal year ended December 31, 1997, and unexercised options held as of December 31, 1997, by the persons named in the Summary Compensation Table:

                          AGGREGATED OPTION EXERCISES
                           AND FISCAL YEAR-END VALUES

                                                         Number of Securities Underlying        Value of Unexercised In-the-Money
                                                         Unexercised Options at 12/31/97              Options at 12/31/97(1)
                       Shares Acquired    $ Value   ----------------------------------------   -------------------------------------

        Name            Upon Exercise    Realized      Exercisable (2)        Unexercisable        Exercisable (2)    Unexercisable
---------------------  ---------------  ----------  --------------------  ------------------  ----------------------  --------------

Romesh Wadhwani                      -  N/A                 250,000                     -            $9,387,500           -
Joseph Prang                         -  N/A                  85,000                     -            $3,333,750           -
James Althoff                  275,000  $8,589,258          190,063                     -            $8,932,156           -
David Dury                       4,000  $  109,122          116,000                     -            $5,072,500           -
David James Horne                5,000  $   96,250           55,000                     -            $1,763,750           -
_______________

(1) Based on a fair market value of $52.00, the closing price of the Common Stock on December 31, 1997 as reported by the Nasdaq National Market.

(2) All options granted in fiscal 1997 under the 1992 Option Plan are immediately exercisable subject to the Company's right to repurchase unvested shares at the original exercise price upon termination of the optionee. Options and underlying shares generally vest over a four year period at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment with the Company. Under the 1992 Option Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.

CHANGE OF CONTROL ARRANGEMENTS

     The agreements for options granted under the 1992 Stock Option Plan (the "1992 Option Plan") generally provide that the options may be immediately exercised, but that shares acquired upon such exercise will be subject to a repurchase right which lapses over a four-year period beginning on the date the option was granted. The agreements with respect to options to purchase 250,000 and 79,312 shares granted to Messrs. Wadhwani and Prang, respectively, provide that, in the event that the Company is acquired by another entity, the repurchase option applicable to such shares will lapse immediately upon the effective date of the transfer of control. The agreement with respect to an option to purchase 106,000 shares granted to David Dury provides that, in the event the Company is acquired by another entity within two years of his hire date, the repurchase option applicable to such shares will lapse with respect to 25% of such shares upon termination of Mr. Dury's employment with the acquiror. The agreement with respect to an option to purchase 55,000 shares granted to David Horne provides that, in the event the Company is acquired by another entity, the repurchase option applicable to such shares will lapse with respect to 25% of such shares upon termination of Mr. Horne's employment with the acquiror.

     Pursuant to the terms of an employment offer letter dated April 29, 1994 from the Company to Mr. Prang, the Company sold 550,000 shares of its Common Stock to Mr. Prang for an aggregate purchase price of $110,000, subject to a repurchase option in favor of the Company which lapses over a four-year period. In the event that the Company is acquired by another entity, the repurchase option applicable to such shares will lapse immediately if the acquiror terminates Mr. Prang's employment without cause prior to April 29, 1998.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.


                                         By Order of the Board of Directors



                                         Romesh Wadhwani
                                         Chairman and Chief Executive Officer


Mountain View, California
May 11, 1998

                           ASPECT DEVELOPMENT, INC.

                             AMENDED AND RESTATED

                            1992 STOCK OPTION PLAN


  1.  ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
      ---------------------------------------

      1.1 ESTABLISHMENT. The Aspect Development, Inc. 1992 Stock Option Plan was initially established as of May 11, 1992 (the "INITIAL PLAN"). The Initial Plan is hereby amended and restated in its entirety as the Aspect Development, Inc. Amended and Restated 1992 Stock Option Plan (the "PLAN") effective as of January 25, 1996 (the "EFFECTIVE DATE").

      1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

      1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Incentive Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company. Notwithstanding the foregoing, if the maximum number of shares of Stock issuable pursuant to the Plan as provided in Section
4.1 has been increased at any time, all Incentive Stock Options shall be granted, if at all, no later than the last day preceding the tenth (10th) anniversary of the earlier of (a) the date on which the latest such increase in the maximum number of shares of Stock issuable under the Plan was approved by the stockholders of the Company or (b) the date such amendment was adopted by the Board.

  2.  DEFINITIONS AND CONSTRUCTION.
      ----------------------------

      2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "BOARD" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

          (b) "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

          (c) "COMMITTEE" means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

              (d) "COMPANY" means Aspect Development, Inc., a Delaware corporation, or any successor corporation thereto.

              (e) "CONSULTANT" means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

              (f) "DIRECTOR" means a member of the Board or of the board of directors of any other Participating Company.

              (g) "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan.

              (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

              (i) "FAIR MARKET VALUE" means, as of any date, the value of a share of stock or other property as determined by the Board, in its sole discretion, or by the Company, in its sole discretion, if such determination is expressly allocated to the Company herein.

              (j) "INCENTIVE STOCK OPTION" means an Option intended to be (as set forth in the Option Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

              (k) "INSIDER" means an officer or a Director of the Company or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

              (l) "NONSTATUTORY STOCK OPTION" means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

              (m) "OPTION" means a right to purchase Stock (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

              (n) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

              (o) "OPTIONEE" means a person who has been granted one or more Options.

              (p) "PARENT CORPORATION" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

              (q) "PARTICIPATING COMPANY" means the Company or any Parent Corporation or Subsidiary Corporation.

              (r) "PARTICIPATING COMPANY GROUP" means, at any point in time, all corporations collectively which are then Participating Companies.

              (s) "RULE 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

              (t) "SECTION 162(m)" means Section 162(m) of the Code.

              (u) "STOCK" means the common stock, par value $0.001, of the Company, as adjusted from time to time in accordance with Section 4.2.

              (v) "SUBSIDIARY CORPORATION" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

              (w) "TEN PERCENT OWNER OPTIONEE" means an Optionee who, at the time an Option is granted to the Optionee, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.

          2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

  3.     ADMINISTRATION.
         --------------

         3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board, including any duly appointed Committee of the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

         3.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

               (a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option;

               (b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

               (c) to determine the Fair Market Value of shares of Stock or other property;

               (d) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any shares acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such shares, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any shares acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

               (e) to approve one or more forms of Option Agreement;

               (f) to amend, modify, extend, or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any shares acquired upon the exercise thereof;

               (g) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any shares acquired upon the exercise thereof, including with respect to the period following an Optionee's termination of employment or service with the Participating Company Group;

               (h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

               (i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

          3.3 DISINTERESTED ADMINISTRATION. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to

Section 12 of the Exchange Act, the Plan shall be administered in compliance with the "disinterested administration" requirements of Rule 16b-3, if any.

       3.4 COMMITTEE COMPLYING WITH SECTION 162(m). If a Participating
Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of
Section 162(m) to approve the grant of any Option which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

  4.  SHARES SUBJECT TO PLAN.
      ----------------------

      4.1 MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Five Million Thirty Thousand (5,030,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan.

      4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, in the Section 162(m) Grant Limit set forth in Section 5.4, and to any outstanding Options, and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "NEW SHARES"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

  5.  ELIGIBILITY AND OPTION LIMITATIONS.
      ----------------------------------

      5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options are granted in connection with written offers of employment with the Participating Company Group, and "Consultants" shall include prospective Consultants to whom Options are granted in connection with written offers of engagement with the Participating Company Group. Notwithstanding the foregoing, no Director of the Company who is not also an Employee may be granted an Option at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act. Eligible persons may be granted more than one (1) Option.

          5.2 OPTION GRANT RESTRICTIONS. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service with a Participating Company, with an exercise price determined as of such date in accordance with
Section 6.1.

          5.3 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Participating Company Group, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section 5.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

          5.4 SECTION 162(m) GRANT LIMIT. Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than Five Hundred Thousand (500,000) shares of Stock (the "SECTION 162(m) GRANT LIMIT"). An Option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period.

     6.  TERMS AND CONDITIONS OF OPTIONS.  Options shall be evidenced by Option
         -------------------------------
Agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (a) the exercise price per share for an

Incentive Stock Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) the exercise price per share for a Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option and (c) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

           6.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Consultant may become exercisable prior to the date on which such person commences service with a Participating Company.

           6.3  PAYMENT OF EXERCISE PRICE.

                (a) FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b) TENDER OF STOCK. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

          (c) CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

          (d) PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

        6.4 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the shares acquired upon the exercise thereof. Alternatively or in addition, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the shares acquired upon the exercise thereof. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to the Option Agreement until the Participating Company Group's tax withholding obligations have been satisfied by the Optionee.

  7.    STANDARD FORMS OF OPTION AGREEMENT.
        ----------------------------------

        7.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Incentive Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

        7.2 NONSTATUTORY STOCK OPTIONS. Unless otherwise provided by the Board at the time the Option is granted, an Option designated as a "Nonstatutory Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of Immediately

Exercisable Nonstatutory Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

        7.3 STANDARD TERM OF OPTIONS. Except as otherwise provided in Section
6.2 or by the Board in the grant of an Option, any Incentive Stock Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

        7.4 AUTHORITY TO VARY TERMS. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are not immediately exercisable.

  8.    TRANSFER OF CONTROL.
        -------------------

        8.1  DEFINITIONS.

            (a) An "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

               (ii) a merger or consolidation in which the Company is a party;

              (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or

               (iv) a liquidation or dissolution of the Company.

            (b) A "TRANSFER OF CONTROL" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the

Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

  8.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "ACQUIRING CORPORATION"), may either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Corporation's stock. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options immediately prior to an Ownership Change Event described in
Section 8.1(a)(i) constituting a Transfer of Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the outstanding Options shall not terminate unless the Board otherwise provides in its sole discretion.

  9.  PROVISION OF INFORMATION.  Each Optionee shall be given access to
      ------------------------
information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

  10.  NONTRANSFERABILITY OF OPTIONS.  During the lifetime of the Optionee, an
       -----------------------------
Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

  11.  INDEMNIFICATION.  In addition to such other rights of indemnification as
       ---------------
they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

  12.  TERMINATION OR AMENDMENT OF PLAN.  The Board may terminate or amend the
       --------------------------------
Plan at any time. However, subject to changes in the law or other legal requirements that would permit otherwise, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonstatutory Stock Options. In any event, no termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

  13.  CONTINUATION OF INITIAL PLAN AS TO OUTSTANDING OPTIONS.  Any other
       ------------------------------------------------------
provision of the Plan to the contrary notwithstanding, the terms of the Initial Plan shall remain in effect and apply to all Options granted pursuant to the Initial Plan.

  IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Aspect Development, Inc. Amended and Restated 1992 Stock Option Plan was duly adopted by the Board on January 25, 1996 and amended by the Board through _______________, 1998.



                                    -----------------------------
                                    Secretary

                            ASPECT DEVELOPMENT, INC.

                  Proxy for the Annual Meeting of Stockholders

                          TO BE HELD ON JUNE 16, 1998

                      Solicited by the Board of Directors

     The undersigned hereby appoints Romesh Wadhwani and David Dury, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Aspect Development, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Michael's of Shoreline located at 2960 N. Shoreline Blvd., Mountain View, California 94043 on June 16, 1998 at 10:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated May 11, 1998 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                                                                     SEE REVERSE
                                                                         SIDE

[X] Please mark
    votes as in
    this example

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

     A vote FOR the following proposals is recommended by the Board of
Directors:

     1. To elect the following five persons as directors to serve for the ensuing year and until their successors are duly elected and qualified:

                                Romesh Wadhwani
                                Joseph A. Prang
                                 Steven Goldby
                                  Dennis Sisco
                                Mark A. Stevens

                   [_] FOR all nominees        [_] WITHHOLD AUTHORITY to Vote
                       listed above (except        FOR all nominees listed
                       as marked to the            above.
                       contrary below.)

                   [_] ________________________
                       FOR all nominees except
                       as noted above.

     2. To approve an amendment to the Company's 1992 Employee Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,100,000 shares.

         [_] FOR                   [_]  AGAINST            [_] ABSTAIN

     3. To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of the Company's Common Stock authorized for issuance by 80,000,000 shares, to a total of 100,000,000 shares.

         [_] FOR                   [_]  AGAINST            [_] ABSTAIN

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

         [_] FOR                   [_]  AGAINST            [_] ABSTAIN

[_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT           MARK HERE
                                                            IF YOU PLAN
                                                            TO ATTEND
                                                            THE MEETING [_]

 PLEASE SIGN HERE.  If shares of stock are held jointly,    Signature:  ______________________ Date:  ________
 both or all of such persons should sign.  Corporate or     Signature:  ______________________ Date:  ________
 partnership proxies should be signed in full corporate
 or partnership name by an authorized person.  Persons
 signing in a fiduciary capacity should indicate their
 full titles in such capacity.

               PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD
                          USING THE ENCLOSED ENVELOPE.

                                       2